Certain identified information has been excluded from this exhibit because it is both (1) not material and (2) would likely cause competitive harm to the registrant if publicly disclosed.
AMENDMENT TO THE
ADVISOR MANAGED PORTFOLIOS
FUND SERVICING AGREEMENT
THIS AMENDMENT effective as of the last date on the signature block, to the Fund Servicing
Agreement dated as of September 14, 2023, as amended, (the "Agreement") is entered into by and between ADVISOR MANAGED PORTFOLIOS, a Delaware statutory trust (the "Trust"), and U.S.
BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin
limited liability company ("Fund Services").
RECITALS
WHEREAS, the parties have entered into the Agreement; and
WHEREAS, the parties desire to amend the Agreement to add a fund and fee schedule to the
Agreement; and
WHEREAS, Section 13(F) of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees.
NOW, THEREFORE, the parties agree as follows:
1. The Exhibit for Ramirez Asset Management, attached hereto, is hereby added in its entirety to the Agreement.
Except to the extent amended hereby, the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

ADVISOR MANAGED PORTFOLIOS	U.S. BANCORP FUND SERVICES, LLC

By: /s/Russell Simon	By: /s/Jason Hadler

Name: Russell Simon	Name: Jason Hadler

Title: President	Title: Sr. Vice President

Date: 12/15/2023	Date: December 18, 2023

Exhibit for Ramirez Asset Management
to the
Advisor Managed Portfolios Fund Servicing Agreement
Name of Series
Ramirez Government Money Market Fund
Ramirez Core Bond Fund
Fund Start-up & Registration Services Project Fee Schedule
Regulatory Administration Service Proposal - In support of external legal counsel
$__ per project - one fund
$__ per project -two funds
$__ per project - three funds
Negotiated Fee - four funds and above
(Includes MST external counsel fee, subject to services provided; if applicable)
•Additional fee of $__ per sub-adviser
•Additional fee of $__ per drafting multi-manager exemptive application (does not include outside legal costs)
•MST may require up to $__ in escrow
Additional Regulatory Administration Services
•Subsequent new fund launch -$__ per fund or as negotiated
•Subsequent new share class launch - $__ per project
•Multi-managed funds - as negotiated based upon specific requirements
•Proxy -as negotiated based upon specific requirements
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Postage, Federal and state filing fees, expenses from Board of Trustee meetings, third party auditing and legal expenses, EDGAR/iXBRL filing.
The Fund start-up and registration services project fee is paid for by the adviser and not the Fund(s). This non-refundable fee is not able to be recouped by the adviser under an expense waiver limitation or similar agreement. Fund startup and registration service fees are billed __% following the selection of U.S. Bank and __% 75 days after the preliminary registration statement is filed with the SEC.
Extraordinary services -negotiated based upon specific requirements
•Multi-managed funds, proxy, expedited filings, asset conversion, fulcrum fee, other exemptive applications.
Fund Administration, Fund Accounting & Portfolio Compliance Services Fee Schedule
Annual Fee Based Upon Average Net Assets per Fund*
__ basis points on the first $__
__ basis points on the next $__
__ basis points on the next $__
__ basis points on the balance
Minimum Annual Fee: $__ per fund
* Subject to annual CPI increase -All Urban Consumers - U.S. City Average" index, provided that the
CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
■Additional fee of $__ for each additional class, Controlled Foreign Corporation (CFC), and/or sub-
advisor
Services Included in Annual Fee Per Fund
■Advisor Information Source - On-line access to portfolio management and compliance information.
■Daily Performance Reporting - Daily pre and post-tax fund and/or sub-advisor performance reporting.
■U.S. Bank Regulatory Administration (e.g., annual registration statement update)
■Core Tax Services - See Additional Services Fee Schedule
All schedules subject to change depending upon use of unique security types requiring special pricing or accounting arrangements.
Data Services
Pricing Services
■$__ - Listed Equity Instruments and rates including but not limited to: Domestic Equities, Options,
ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
■$__ - Lower Tier Cost Fixed Income Instruments including but not limited to: Domestic Corporate and Governments Agency Bonds, Mortgage Backed Securities, and Municipal Bonds
■$__ - Higher Tier Cost Fixed Income Instruments including but not limited to: CMO and Asset
Backed Securities; Money Market Instruments; Foreign Bonds; and High Yield Bonds.
■$__ - Bank Loans
■Derivative Instruments are generally charged at the following rates:
o$__ - Interest Rate Swaps, Foreign Currency Swaps
o$__ - Swaptions
o$__ - Credit Default Swaps
$__- lntraday money market funds pricing, up to __ times per day
■$__ per Month Manual Security Pricing (>__per day)
Note: Prices above are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Prices do not include set-up fees which may be charged on certain derivative instruments such as swaps. Use of alternative and/or additional sources may result in additional fees.
Pricing vendors may designate certain securities as hard to value or as a non-standard security types, such as CLOs CDOs, and complex derivative instruments which may result in additional fees.
Corporate Action and Factor Services
■$__ per Foreign Equity Security per Month
■$__ per Domestic Equity Security per Month
■$__ per CMOs, Asset Backed, Mortgage Backed Security per Month
Third Party Administrative Data Charges (descriptive data for each security)
■$__ per security per month
SEC Modernization Requirements
■Form N-PORT - $__ per year, per Fund
■Form N-MFP -- $__ per year, per Fund
■Form N-CEN - $__ per year, per Fund
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Fair Value Services, SWIFT processing, customized reporting, third-party data provider costs (including
Bloomberg, S&P, Moody's, Morningstar GICS, MSCI, Lipper, etc.), postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, liquidity classification fees, third party auditing and legal expenses, wash sales reporting
(GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary) and travel related costs.
Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Additional regulatory administration (e.g., subsequent new fund launch), daily compliance testing,
Section 18 compliance testing, Section 15(c) reporting, equity & fixed income attribution reporting, and additional services mutually agreed upon.
In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided
(e.g., compliance with new liquidity risk management and reporting requirements).
* Subject to annual CPI increase - All Urban Consumers - U.S. City Average" index, provided that the
CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
Fees are calculated pro rata and billed monthly.
Transfer Agent, Shareholder & Account Services Fee Schedule
Annual Service Charges to the Fund*

•Base Fee per CUSIP	$__ for first CUSIP in Fund Complex
$__ each additional class CUSIP in Fund Complex
•Open Accounts	$__ per open account
•Closed (zero balance) Accounts	$__ per closed account
•Daily Accrual Fund Accounts	$__ per open account
Annual Basis Point Fee per Fund Complex
__ basis points on all assets
Services Included in Annual Basis Point Fee
•Telephone Calls
•Voice Response Calls
•Manual Shareholder Transaction & Correspondence
•Omnibus Account Transaction
•Daily Valuation/Manual 401k Trade
•NSCC System Interface
•Short-Term Trader Reporting - Software application used to track and/or assess transaction fees that are determined to be short-term trades.
•Excessive Trader - Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.
•12b-1 Aging - Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age.
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Telephone toll-free lines, mailing, sorting and postage, stationery, envelopes, service/data conversion,
AML verification services, special reports, record retention, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, DST charges, shareholder/dealer print out (daily confirms, investor statements, tax, check printing and writing and commissions), voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, omnibus conversions, travel, excess history, FATCA and other compliance mailings, electronic document archiving.
Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Digital Investor shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary
e-commerce, client Web data access, recordkeeping application access, programming charges, training, cost basis reporting, investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, CUSIP setup, CTI reporting, sales reporting & Rule
22c-2 reporting (MARS), electronic statements (lnforma), , EConnect Delivery, Shareholder Call review analysis, statement support, dealer/fund merger events, NAV reprocessing, voluntary state withholdings and additional services mutually agreed upon.
In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided
(e.g., compliance with new liquidity risk management and reporting requirements).
* Subject to annual CPI increase -All Urban Consumers - U.S. City Average" index, provided that the
CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
Fees are calculated pro rata and billed monthly.
The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month followingthe month during which such account is closed.
Trust Chief Compliance Officer (CCO) Services Annual Fee Schedule
•$__ for the first fund (subject to Board approval)
•$__ for each additional fund 2-5 (subject to change based on Board review and approval)
•$__ per sub-adviser per fund
•For more than one fund, fees will be aggregated and allocated equally.
Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided.
Fees are calculated pro rata and billed monthly.
Fund Administration & Portfolio Compliance
'
Additional Services Fee Schedule
Transfer In-Kind
•Tax Free Transfer In-Kind Cost Basis Tracking* - $__ per sub-account per year
•Daily Compliance Services (if required)
•Base fee - $__ per fund per year
•Setup - $__ per fund group
•Section 18 Compliance Testing
•$__ set up fee per fund complex
•$__ per fund per month
•Section 15(c) Reporting
•$__ per fund per standard reporting package*
*Standard reporting packages for annual 15(c) meeting
•Expense reporting package: __ peer comparison reports (adviser fee) and (net expense ratio
w classes on one report) OR Full 15(c) report
•Performance reporting package: Peer Comparison Report
•Additional 15(c) reporting is subject to additional charges
•Standard data source - Morningstar; additional charges will apply for other data services
•Equity & Fixed Income Attribution Reporting
•Fees are dependent upon portfolio makeup, services required, and benchmark requirements.
•Fees for Special Situation:
•Fee will be accessed.
•Rule 2a-5 Reporting (valuation reporting and support):
•$__ per fund
•Customized delivery of data:
TBD
Core Tax Services
M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form
8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign
Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend
Estimates (Limited to __ ).
Optional Tax Services
•Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs) - $__
per year
•Additional Capital Gain Dividend Estimates - (First __ included in core services) - $__ per additional estimate
•State tax returns - (First __ included in core services) - $__ per additional return
Transfer Agent & Shareholder Services
Additional Services Fee Schedule
Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
•$__ per qualified plan account or Coverdell ESA account (Cap at $__ per SSN)
•$__ per transfer to successor trustee
•$__ per participant distribution (Excluding SWPs)
•$__ per refund of excess contribution
•$__ per reconversion/recharacterization
Additional Shareholder Paid Fees
•$__ per outgoing wire transfer or overnight delivery
•$__ per telephone exchange
•$__ per return check or ACH or stop payment
•$__ per statement year requested per account (This fee applies to research requests for statements older than the prior year)
•Digital Investor
Shareholder account access through the internet. Shareholders can securely access account information, conduct financial transactions, and perform account maintenance activities. Electronic document delivery is also available as an adjunct service. Digital Investor includes user interface which caters to a full range of connected devices, including tablets and smart phones. The standard implementation comes with advanced authentication, eCommerce inspired workflows, and a base package of transaction and maintenance functionality.
•Implementation
•$__ -per fund group, Inquiry only - no transaction capabilities
•$__ per fund group, base transactional and maintenance functionality
•__ year minimum term

Description	Schedule
Annual Fee - Based on Login Volume
Up to 100,000	$___
100,000 - 999,999	$___
1,000,000+	$___
Activity Fees
Per Login	$___ per event
Loqin Challenge (email or SMS Text)	$___ per event
Inquiry	$___ per event
Account Maintenance	$___ per event
Transaction - financial transactions, duplicate statements requests, etc.	$___ per event
New Account Set-up	$___ per event
Bank Verification Attempt	$___ per event
Optional features with additional implementation fees and ongoing fees are available. A full feature list and quote is available upon request.
lnforma Shareholder Electronic Statement Services
Electronic Confirm Presentation
eCDLY will load shareowner daily confirmations and send notification to consented shareowners of a new document to view.
•Document Loading, Storage, and Access - $__ per statement
•Document Consent Processing, Suppression, and Notification - $__ per suppressed statement
•Development & Implementation of Electronic Confirm Statements - $__ initial setup fee
Electronic Investor Statement Presentation
eStatements will load shareowner investor statements in a PDF format and send notification to the consented shareowners of a new document to view.
•Document Loading, Storage, and Access - $__ per statement
•Document Consent Processing, Suppression, and Notification - $__ per suppressed statement
•Development & Implementation of Electronic Investor Statements - $__ initial setup fee
Electronic Tax Presentation
eTax will load TA2000 tax forms and send notification to the consented shareowners of a new document to view.
•Document Loading, Storage, and Access - $__ per statement
•Document Consent Processing, Suppression, and Notification - $__ per suppressed statement
•Development & Implementation of Electronic Tax Statements - $__ initial setup fee
Electronic Compliance Presentation
eCompliance allows consented users to receive an email containing a link to the respective compliance material for each compliance run.
•Document Consent Processing, Suppression, and Notification - $__ per suppressed statement
•Development & Implementation of Electronic Compliance Documents - $__ initial setup fee
Related Digital Investor Fees
•View Consent Enrollment - $__ per transaction
•Consent Enrollment - $__ per transaction
•View Statements - $__ per view
Notes:
•Statements presented as PDF documents
•Statements will be loaded for all accounts, regardless of consent
•Three year minimum term
•Storage for two years included in Document Loading, Storage and Access fee. Archive fee of
$__ per document per year for three years and greater, if desired Digital
Investor customization charges apply
FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
•Base Fee Per Management Company- file generation and delivery- $__ per year
•Per Record Charge
•Rep/Branch/ID - $__
•Dealer- $__
•Price Files - $__ per record or $__ per user per month, whichever is less
•Vision Electronic Statement Services
Online account access for broker/dealers, financial planners, and RIAs.
•Account inquiry
•Inquiry - $__ per event
•Vision ID - $__ per month per ID
•Transaction Processing*
•Implementation Fee - $__ per Management Company
•Transaction - purchase, redeem, and exchange - $__ per event
•Monthly Minimum Charge - $__ per month
•Electronic Statements*
•Implementation - $__ per fund group
•Load charges - $__ per image
•Archive charge (for any image stored beyond __ years) - $__ per document
*Vision ID and event charges also apply.
•Threatmetrix Services:

Description	Monthly Schedule	Annualized
MFA Annual Product Fee

Below 1000 IDs	$__	$__
1000 -3450 IDs	$__	$__
3451 IDs and above	$__	$__
Electronic Correspondence
Upon consent from shareholder caller, forms and fulfillment pieces can be sent via email through a secured service rather than mailed.
•$__ per Email
•Client Web Data Access
U.S. Bank client on-line access to fund and investor data through U.S. Bank technology applications and data delivery and security software.
•STAT - Statement and Tax Form Storage & Retrieval
•Setup: $__ per user
•Support: $__ per user per month
Additional Data Delivery Services
•Ad Hoc/PowerSelect File Development
•Standard ad-hoc select: $__  per file
•Custom coded data for recurring, scheduled delivery: $__ per hour consultation and programming development
•Support: $__ per file per month for recurring files/reports scheduled for delivery.
•Recurring files scheduled for delivery via Pivot or Managed File Services.
•Custom Electronic File Exchange (MFS delivery of standard TIP files)
•Setup: $__ one-time fee
•Support: $__ per file per month
Chat Services
•Implementation Fee- $__
•Monthly Fee - $__ per month
•Per Chat Fee - $__ per chat or $__  per minute of chat
Virtual Assistant
•$__ Implementation Fee
•$__ per month administration fee
Electronic Form Delivery and Signature Capture
•Implementation fee - $__ (includes __ forms)
•Additional setup fee - $__ for each additional form and email template
•Form and fund logo modifications - $__ per form, $__ per updated Fund Logo
•Monthly minimum fee - $__ per month
•Per electronic envelope Fee - $__
•Recordkeeping Application Access
•Internet VPN - Infrastructure to allow for application accessibility to host systems and file transfers
•$__ implementation
•$__ per month
•Physical Network - Infrastructure to allow for application accessibility to host systems and file transfers
•Cost varies depending upon location and bandwidth
•TA2000 3270 Emulation (Mainframe Green Screen) -Account inquiry and ability to perform financial transactions or account maintenance depending upon user access.
•$__ implementation
•$__ per ID per month
•TA2000 Desktop (Graphic User Interface to the TA2000 Mainframe}-Account inquiry and ability to perform financial transactions or account maintenance depending upon user access provisioning.
•$__ implementation
•$__ per ID per month
•TA2000 SmartDesk (Web Application to TA2000 Mainframe)-Account inquiry only.
•$__ implementation
•$__ per ID per month
•Automated Work Distributor (AWD) - Image and workflow application.
•$__ implementation
•$__ per ID per month
•Same Day Cash Management (SDCM) - Fund level transaction and cash reporting.
•$__ implementation
•$__ per ID per month
•PowerSelect - SOL database used for ad hoc reporting from the shareholder recordkeeping system.
•$__ per month
Programming Services
•$__ per hour (subject to change)
•Charges incurred for customized services based upon fund family requirements including but not limited to:
•Fund setup programming (transfer agent system, statements, options, etc.)
•Customized service development
•Voice response system setup (menu selections, shareholder system integration, testing, etc.)
•All other client specific customization and/or development services
Cost Basis Reporting
Annual reporting of shareholder cost basis for non-fiduciary direct accounts.
•$__ per direct open account per year
•Email Services
Services to capture, queue, monitor, service and archive shareholder email correspondence:
•$__ setup per fund group
•$__ per month administration
•$__ per received email correspondence
•Dealer Reclaim Services
Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations. There will be no correspondence charges related to this service.
•$__ per fund group per month
•CTI Reporting
•Integrated custom detailed call reporting - $__ per monthly report
Literature Fulfillment Services
■Account Management/Database Administration
•$__ per month
•$__ per SKU - Receiving
•$__ per order - Order Processing
•$__ per month per location - Skid Storage
•$__ per SKU - Disposal
■Inbound Tele servicing Only
•$__ per month Account Management (OR)
•$__ per call, Call Servicing
■Lead Source Reporting
•$__ per month
■Closed Loop Reporting
•$__ per month, Account Management
•$__ per fund group, Database Installation, Setup
■Miscellaneous Expenses
Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.
Shareholder Call Review Analysis
Includes Call Sampling sent securely to client and Reporting of internal representative reviews.
■$__ per Month
■Fund Event* Services
■Programming & File Delivery - $__ /hour
■Project ManagemenUAnalysis - $__/hour
■Account Data Retention - $__/accounUmonth until purged*
■CUSIP Data Retention - $__/CUSIP/month until purged*
*Fund Event are defined as Fund Liquidations, De-conversions, Mergers, Fully History Conversions (Manual and
Systematic) and Non Taxable Reorganizations (into U.S. Bank or out to another Transfer Agent). FINCEN regulations require account retention for __ months following closing. Data is purged the first July after retention requirements have been fulfilled.
CUSIP Setup
■CUSIP Setup beyond the initial CUSIP - $__ per CUSIP
■Expedited CUSIP Setup - $__ per CUSIP (Less than __ days)
■Fund Characteristic Change
■Fund Name Change - $__ per fund/ per change
■Fund CUSIP Change - $__ per fund/ per change
Adviser's signature below is solely in acknowledgment of the above fee schedule.

Ramirez Asset Management

By: /s/Samuel A. Ramirez, Jr.

Name: Samuel A. Ramirez, Jr.

Title: President & CEO